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EXHIBIT 99.1

Share Purchase Agreement

This Share Purchase Agreement is entered into on this 18th day of October 2002, by and between 4-D Neuroimaging, a corporation incorporated and existing under the laws of the state of California, USA, having its principal place of business in San Diego, California ("Seller")

and

Vaandramolen Holding BV, a corporation incorporated and existing under the laws of the Netherlands, having its principal place of business in Amstelkijk 166, 1079 LH Amsterdam ("Purchaser").

Whereas Seller owns all shares of 4-D Neuroimaging Oy, a Finnish limited liability company (the "Company") engaged in developing, manufacturing and commercially utilizing biomagnetic measurement equipment; Seller has provided all of these shares to AIG Bank of Zurich ("AIG Bank") as collateral for a loan; and

Whereas Subject to the terms and conditions below, Seller intends to sell and transfer one hundred per cent (100%) of the shares of the Company's capital stock ("Shares") to Purchaser, and Purchaser intends to acquire one hundred per cent (100%) of the Company's issued and outstanding capital stock from Seller.

Now Therefore, the Seller and Purchaser (together known as "Parties") hereby agree as follows:

1. Purchase and Sale

          1.1.  Upon the terms and subject to the conditions of this Agreement, Seller hereby sells and Purchaser hereby purchases the Shares effective on the closing date on the terms and conditions set out in this Agreement. The date for consummation of this Agreement shall be October 23, 2002 ("Closing Date") or as soon thereafter as practicable when all the conditions for the transaction as specified in this Agreement have been fulfilled ("Closing").

          1.2.  Delivery. The Shares, shall be transferred by Seller to Purchaser on the Closing Date against payment of the Purchase Price to the account at AIG Bank specified below and upon fulfillment and completion of the Closing requirements set forth in Section 2, free and clear of any encumbrances to the best of Sellers knowledge. The certificates for the Shares shall be properly endorsed for transfer to or accompanied by duly executed stock powers in favor of Purchaser and otherwise in a form acceptable for transfer on the books of the Company.

            1.2.1.As the Shares are held as collateral for a loan from AIG Bank the Seller shall execute an instruction letter to AIG prior to payment of the Purchase Price, such letter shall instruct AIG to forward the Shares to Purchaser upon notification by Seller of the completion of all Closing requirements.

          1.3.  Purchase Price. Purchaser agrees to acquire the Shares from Seller and agrees to pay to Seller in exchange for the Shares a aggregate purchase price of four million US dollars, $4,000,000 US such price to be paid in full at Closing.

2. Deliveries

          2.1.  Seller shall provide a letter of instruction to AIG Bank directing the Bank to take the following actions immediately upon the deposit of immediately available funds to Seller's account in amount equal to the Purchase Price:

            2.1.1.Withdraw funds from Seller's account in the net amount required to fully pay off the loan from AIG Bank to Seller;

            2.1.2.Immediately transfer and convey to Purchaser the share certificates    representing all of the Shares;

          2.2.  Seller shall provide Purchaser duly executed stock powers transferring the Shares from Seller to Purchaser

          2.3.  Purchaser shall pay the Purchase Price to the account of Seller at AIG Bank;

        JP MORGAN CHASE, New York
        CHASU 33
        Acct. AIG Private Bank Ltd.
        Beneficiary: 4-D Neuroimaging, Inc.
        Acct. No. 2498380
        Ref: Share Purchase

          2.4.  Seller shall convey a copy, certified to be a true and complete copy by a Secretary of Seller, of a resolution of Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby;

          2.5.  Seller shall convey a copy of the unaudited account of the Company as of September 30, 2002;

          2.6.  Purchaser shall convey to Seller documentary evidence showing that Purchaser has all appropriate and require authorization to execute such transaction;

          2.7.  An Acknowledgement by Seller indicating the Shares are fully transferable to Purchaser and are free and clear of all restrictions on the ability to vote, and are not subject to claims, options, liens, charges or other encumbrances of any kind the Sellers best knowledge, and are duly executed by Seller;

          2.8.  An Acknowledgement by Purchaser indicating that it will direct the Company to provide all reasonable information and assistance required by Seller to complete Seller's annual financial audit for Seller's fiscal year ending September 30, 2002 and all required SEC filings for that fiscal year and for the transaction taking place under this Agreement;

          2.9.  Any other document, condition, amount or matter herein called for to be produced, delivered, released, paid or fulfilled at Closing as a condition precedent shall be so produced, delivered, released, paid and fulfilled.

          2.10.Seller and Purchaser shall agree to letter of intent to complete, within 30 days of Closing, a business transition plan that shall include elements dealing with return of information and non-compete agreements.

3. Best Efforts to Close

          3.1.  The Parties shall use their respective best efforts to cause all necessary action to be taken in order to complete the Closing by October 23, 2002. Unless Closing has occurred by this date either Party may cancel this Agreement without prejudice to the confidentiality obligations set out in Section 7, or to any remedies available to the Parties under this Agreement or under law.

4. Representations, Warranties, and Covenants of Seller

The Seller represents and warrants to Purchaser as of the Closing as follows.

        4.1.  Organization of Seller and the Company.

          4.1.1.Seller is a corporation duly organized, validly existing, and in good standing under the laws of California, United States of America.

          4.1.2.The Company is a corporation duly organized, validly existing under the laws of Finland.

          4.1.3.To Seller's knowledge, the Company is duly authorized to conduct business as currently conducted.

        4.2.  Title and Authority to Transfer the Shares; Capitalization

          4.2.1.Seller has full ownership to the Shares and has provided the Shares to AIG Bank as collateral for a loan to Seller; upon release of Shares by AIG Bank, Seller has full power, capacity and authority to sell and transfer such shares.

          4.2.2.AIG Bank has been directed to transfer the Shares to Purchaser immediately upon payment of purchase price to the 4-D account at AIG Bank.

          4.2.3.The Shares constitute one hundred per cent (100%) of the issued share capital of the Company.

          4.2.4.Seller has the full legal power and full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby.

        4.3.  Compliance with Law

          4.3.1.To Seller's knowledge, the Company is in compliance with all applicable laws, statutes, Orders, ordinances and regulations, whether national, local or foreign.

        4.4.  Ordinary Course of Business

          4.4.1.During the period from October 8, 2002 until Closing, Seller will not instruct or willingly allow the Company to take any action or measure which is outside the Ordinary Course of Business and which will have a Material Adverse Effect, unless such action or measure is directly related to the transaction contemplated hereby or has been approved in writing by Purchaser.

5. Representations, Warranties, And Covenants Of Purchaser

  Purchaser hereby represents and warrants to Seller as of the Closing:

        5.1.  Organization of Purchaser.

          5.1.1.Purchaser is duly organized, validly existing and in good standing under the laws of the Netherlands and has full corporate power and all necessary licenses, permits and authorizations to carry on its businesses as conducted on the Closing Date.

        5.2.  Power and Authority Regarding the Transaction

          5.2.1.Purchaser has the full legal and corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof, will not result in a breach of any judgment, decree or order of any national or supranational court, governmental or other body, any applicable law or regulation or the Articles of Association of Purchaser.

        5.3.  Consents and Governmental Approvals and Filings.

          5.3.1.To the Purchaser's Knowledge, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Persons on the part of Purchaser or the Company (including without limitation consents required under the Company's contracts because of a change in ownership) is required for the lawful and valid execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

6. Indemnity

        6.1.  Indemnity of Seller

          6.1.1.If Seller is in breach of this Agreement, the Purchase Price shall, as the sole and exclusive remedy, be reduced by an amount corresponding to the deficiency or cost or direct loss actually incurred by the Purchaser (subject to Section 6.2) as a direct result of such breach.

        6.2.  Limitation of Liability

  Seller's liability under this Agreement (including under Section 6.1 above) is limited as follows:

          6.2.1.For the purposes of this Agreement, a liability, which is contingent, shall not constitute a deficiency, cost or loss, unless and until such contingent liability becomes an actual liability and is due and payable. No claim may be made if the claim is based on facts or circumstances known to Purchaser or its advisors prior to Closing.

          6.2.2.No liability shall arise in respect of any breach of this Agreement or otherwise:

            6.2.2.1.if and to the extent that any claim occurs as a result of any legislation not in force at the date hereof, or which takes effect retrospectively, or occurs as a result of any increase in the rate of tax in force at the date hereof or any change in the practice of the relevant tax authorities;

            6.2.2.2.if such liability would not have arisen but for an act, omission or transaction carried out by Purchaser, or persons deriving title from Purchaser after Closing.

          6.2.3.In the event it is found that there is a breach of this Agreement for which Seller is liable, Purchaser shall be entitled, by way of remedy, to a reduction of the Purchase Price as set out in Section 6.1. This remedy shall be exclusive, and it is specifically agreed that no remedy whatsoever under the Finnish Sale of Goods Act (355/1987), including (but not limited to) the right to rescind this Agreement, shall be available to Purchaser.

          6.2.4.No liability shall arise from any breach of this Agreement in respect to any deficiency, cost or loss which is recoverable under a policy of insurance in force on the Closing Date, or which would have been recoverable had the insurance protection level, which existed on October 8, 2002, been continued.

          6.2.5.Purchaser shall take all reasonable steps to mitigate losses and Seller shall not be liable for any claim to the extent Purchaser could reasonably have mitigated any cost or loss resulting from a breach of this Agreement.

          6.3.  Indemnity of Purchaser

    Purchaser shall as from the Closing Date indemnify, defend and hold Seller harmless against any and all losses, damages, costs and expenses (including reasonable attorneys' fees) actually suffered or incurred by Seller arising out of or resulting from any breach by Purchaser of this Agreement or from events or circumstances for which Seller does not bear any responsibility as agreed hereunder.

7. Confidentiality

    Confidential Information shall mean any and all information of any kind, whether written, in note form, electronic or oral, regarding the Company or Seller, which information is not known to the general public or to Persons unaffiliated with the Company or Seller, as the case may be.

    The Parties undertake not to disclose any Confidential Information unless (i) required to do so by law, (ii) unless required to do so by any applicable stock exchange regulations, (iii) such disclosure is made in connection with the Ordinary Course of Business of the Company without breach of any statutory or contractual obligations, or (iv) such disclosure has been consented to by the other Party.

8. Miscellaneous

        8.1.  Notices

    All notices, demands or other communication, which all shall be in the English language, to or upon the respective Parties shall be deemed to have been duly given or made when delivered by mail, facsimile, personally or upon confirmation of receipt when delivered by an internationally recognized express delivery service to the party in question as follows:

If to Seller:
    4-D Neuroimaging
    D. Scott Buchanan, President
    9727 Pacific Heights Blvd.
    San Diego, CA 92121-3719
    U.S.A.
    Facsimile: +1 858-458-5698
    Telephone: +1 858-458-5657
e-mail: scott@4dneuroimaging.com	If to Purchaser: Vaandramolen Holding BV Mr. Michael Elias Amstelkijk 166 1079 LH Amsterdam Facsimile: +31 20 644 6125 Telephone: +31 20 642 3185 e- mail: info@amaco.nl
With copies to: Clifford Chance Rogers & Wells LLP 3811 Valley Centre Drive, 2nd Floor San Diego, CA 92130 3318 Facimile: (858) 720-3501 Attention: Kandace Richardson

    or at such other address as the respective Party may hereafter specify in writing to the other Party.

8.2. Schedules Incorporated

    Each schedule to which reference is made herein and which is attached hereto shall be deemed incorporated in this Agreement by such reference.

8.3. Assignment

    Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors.

8.4. Transfer Tax

    The transfer taxes, if any, assessed in connection with this Agreement shall be borne by Purchaser.

8.5. Governing Law

    This Agreement shall be governed by and construed in accordance with the laws of Holland.

8.6. Arbitration

    Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof shall be finally settled by arbitration in accordance with the arbitration rules of the International Chamber of Commerce. The arbitration shall be held in La Hague and the arbitral proceedings shall be conducted in the English language.

8.7. Amendments

    Any amendment to this Agreement shall be in writing and shall have no effect before signed by the duly authorized representatives of both Parties.

8.8. Provisions Severable

    If any part of this Agreement is held to be invalid or unenforceable, such determination shall not invalidate any other provision of this Agreement, however, the Parties hereto shall attempt, through negotiations in good faith, to replace any part of this Agreement so held to be invalid or unenforceable. The failure of the Parties to reach an agreement on a replacement provision shall not affect the validity of the remaining part of this Agreement.

8.9. Publicity

    Except as required by law, governmental decree, applicable stock exchange rules, any other applicable regulations or any official action, the contents of this Agreement shall remain secret indefinitely. All press releases and other public relations activities of the Parties with regard to this Agreement shall be mutually approved by Seller and Purchaser in advance.

8.10. Counterparts of Agreement

    This Agreement has been executed in two (2) identical counterparts, one (1) for Seller and one (1) for Purchaser.

    IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement in as of the day and year first above written.

"SELLER"	"PURCHASER"
4-D NEUROIMAGING a California corporation	VAANDRAMOLEN HOLDING BV a Netherlands corporation
By: /s/ D. Scott Buchanan	By: /s/ Michael F. Elias
Name: Michael F. Elias	Name: D. Scott Buchanan
Title: Managing Director	Title: President & CEO

        List of Enclosures

  •
  Resolution of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement.

  •
  Accounts of the Company as of June 30, 2002

  •
  Instruction Letter to AIG Bank

4-D NEUROIMAGING
MINUTES OF A MEETING OF BOARD OF DIRECTORS
OCTOBER 17, 2002

        A telephonic meeting of the Board of Directors of 4-D Neuroimaging ("4-D") was held on October 17, 2002 beginning at 9:11 AM Pacific Daylight Time. The meeting was held pursuant to notice duly given to all members of the Board.

        The following members were present by telephone at the meeting

      Mr. Martin P. Egli
      Mr. Felipe Fernandez Atela
      Dr. Scott Buchanan
      Dr. Antti Ahonen
      Dr. Galleon Graetz

        A quorum being present Mr. Fernandez chaired the meeting and called the meeting to order. Mr. Fernandez stated that the purpose of the meeting was to review and vote on the proposed sale of 100% of the capital stock of 4-D Neuroimaging Oy (formerly Neuromag) to Vaandramolen Holding BV.

        Dr. Buchanan confirmed that the agreement for the proposed transaction and a proposed Board resolution had been distributed to all Board members both by facsimile and by e-mail for their review.

        After further discussion a motion to adopt the following resolution was made and seconded and the resolution was adopted unanimously.

RESOLUTION OF THE BOARD OF DIRECTORS

  WHEREAS, the Board of Directors of 4-D Neuroimaging (the "Company") has considered the current business and prospects of the Company;

  WHEREAS, the Board has considered the terms and conditions of the proposed purchase of its wholly owned asset represented by the capital stock (the "Shares") of 4-D Neuroimaging Oy (formerly known as Neuromag Oy) ("Neuromag") by Vaadramolen Holding BV;

  WHEREAS, the Shares are held by AIG Bank of Zurich as collateral against a loan the Company has with AIG Bank and which loan is currently in default and AIG has advised the Company that the bank will foreclose on the collateral provided;

  NOW THEREFORE BE IT RESOLVED that the officers and the Chairman of the Board of the Company, and each of them, are authorized and directed in the name and on behalf of the Company to execute and deliver the Share Purchase Agreement by and between the Company and Vaadramolen Holding BV ("VHBV") basically in the form attached to the resolution; and it is

  RESOLVED FURTHER, that the officers of the Company, and each of them acting alone, are authorized and directed, in the name of the Company, to obtain all consents and make all filings necessary, appropriate or advisable in connection with the transactions contemplated by the Share Purchase Agreement; and it is

  RESOLVED FURTHER, that the officers of the Company, and each of them acting alone, are authorized, in the name and on behalf of the Company, to take any and all such further actions as he or she shall determine to be necessary or desirable, in the sole judgment of such officer, to carry out fully the intent and purpose of the foregoing resolutions, including, without limitation, to cause to be prepared and filed all such documents, to make all expenditures and incur all expenses, and to execute and deliver all instruments that each deems necessary or desirable and it is

  RESOLVED FURTHER, that all acts and things previously done by any of the officers of the Company, on or prior to the date hereof, in the name and on behalf of the Company are in all respects ratified, approved, confirmed and adopted as acts and deeds by and on behalf of the Company.

  The Board then agreed to meet again by telephone at 8:00 AM PDT on Tuesday, October 22, 2002

  There being no further business, the meeting was adjourned.

/s/ D. Scott Buchanan D. Scott Buchanan

[4-D NEUROIMAGING LETTERHEAD]

To: Dr. Enrique Maso, Barcelona (1) Dr. Scott Buchanan, San Diego 2) Mr. Martin Egli, New York (3) Mr. Felipe Fernandez Atela, Madrid (4)		From: Antti Ahonen Phone: +358 10 394 4510 Telefax: +358 10 394 4501 e-mail: Antti.Ahonen@4dneuroimaging.fi
Telefax no:	+34-93-330 4106 (1) +1-858-458 5698 (2) +1-914-921 3860 (3) +34-91-555 1327 (4)	Pages (including this sheet): 1+2
Reference: telcom Enrique/Antti, Oct. 16, 02		Subject: 4-D Oy, tentative Sept.02 balance

Gentlemen,

Please attached find the tentative balance of 4-D Neuroimaging Oy as of September 30, 2002.

According to our accountants, it is not final but is free of material inaccuracies.

With my best regards,

/s/ Antti Ahonen

Antti Ahonen

NEUROMAG OY

CURRENCY: EUR

BALANCE SHEET	30.9.2002 EUR	30.9.2001 EUR
SHAREHOLDERS' EQUITY AND LIABILITIES
CAPITAL AND RESERVES
Share capital	46 218,04	46 218,04
Reserve fund	2 910 955,26	2 910 955,26
Share premium account	918 181,62	918 181,62
Retained earnings (loss)	-2 460 863,21	-1 428 232,13
Profit (loss) for the financial year	124 937,06	-1 032 631,10
Total	1 539 428,77	1 414 491,69
Subordinated loan	528 110,09	528 110,09
Capital and reserves total	2 067 538,86	1 942 601,78
PROVISIONS	227 891,71	101 496,20
LIABILITIES
Long-term
Other creditors	156 246,58	142 791,55
Total	156 246,58	142 791,55
Short-term
Loans from credit institutions
Advances received	15 945,00	2 761 958,98
Accounts payable	31 301,69	1 009 585,60
Accounts payable to affilated enterprises	23 406,30	590 353,66
Other current liabilities	76 087,65	92 314,95
Accruals and deferred income	340 840,01	306 747,82
Total	487 580,65	4 760 961,01
Liabilities total	643 827,23	4 903 752,56
SHAREHOLDERS' EQUITY AND LIABILITIES TOTAL	2 939 257,80	6 947 850,54

NEUROMAG OY

CURRENCY: EUR

BALANCE SHEET	30.9.2002 EUR	30.9.2001 EUR
ASSETS
NON-CURRENT ASSETS
Intangible assets	176 478,46	234 150,03
Intangible rights	415 340,26	828 039,52
Other capitalized long-term expenses	591 818,72	1 062 189,55
Total
Tangible assets
Machinery and equipment	342 191,21	448 854,93
Advance payments and unfinished purchases	73881,92	73 881,92
Total	416 073,13	522 736,85
Non-current assets total	1 007 891,85	1 584 926,40
CURRENT ASSETS
Inventories
Raw materials and consumables	315 957,03	341 571,85
Work in progress	267 055,67	618 805,26
Products/Goods	0,00	1 798 573,18
Total	583 012,70	2 758 950,30
Receivables
Long-term
Accounts receivable	0,00	66 703,75
Total	0,00	66 703,75
Short-term
Accounts receivable	91 267,19	138 194,65
Receivables affilated enterprises	1 085 138,40	1 758 625,98
Other receivables	49 521,42	108 030,30
Prepayments and accrued income	21 620,19	135 363,52
Total	1 247 547,20	2 140 214,45
Investments
Other investments	0,00	357 104,02
Cash in hand and at banks	100 806,05	39 951,62
Current assets total	1 931 365,95	5 362 924,13
ASSETS TOTAL	2 939 257,80	6 947 850,54

[4-D NEUROIMAGING LETTERHEAD]

October 16, 2002

AIG Private Bank
Peikon 37,
P.O. Box 1376
CH-8021 Zurich

Fax: +41 1 824 64 50

  Re:
  Account Number 2498380/0001.000.840 USD
  Customer. 4-D Neuroimaging, Inc.

Attn: w. Vontobel and/or R. De Pretto

Gentlemen:

        Value October 23, 2002, immediately available funds in the amount of $4,000,000 (USD 4 million) will be deposited into our account, referenced above, by agents of Vaandramolen Holding BV, a Netherlands company.

        Please take the following actions immediately upon the deposit of those funds into our account:

1.)
Fax to us in San Diego at fax number (858) 458-5698 notice of this deposit.

2.)
Completely pay off our outstanding loan, including accrued interest, by withdrawing the funds required from our account.

3.)
Fax to us in San Diego at the number above confirmation that this loan has been paid off.

4.)
Transfer the collateral you now hold in security for that loan in the form of all of the shares of Neuromag Oy to the following address by insured courier as per instructions to be received from Vaandramolen Holdings BV:

        If you have any questions concerning these instructions or if any problems arise in carrying them out, please contact me at once by telephone at (858) 458-5657 or (619) 992-6365.

        Thank you for your assistance in this matter.

Sincerely

/s/ D. Scott Buchanan

D. Scott Buchanan
President & CEO

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Share Purchase Agreement
RESOLUTION OF THE BOARD OF DIRECTORS